Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of December 21, 2005 (the “Agreement”), by and between COMPUCREDIT CORPORATION, a Georgia corporation (“Seller”) and ML IBK POSITIONS, INC., a Delaware corporation (“Purchaser”).  The Seller and the Purchaser are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

BACKGROUND:

A.                                   Seller is the record owner of 1,000 shares of the Class A voting common stock and 250 shares of non-voting Class B common stock, $0.01 par value per share, of Liberty Acquisition, Inc., a Georgia corporation (the “Company”).

B.                                     Seller desires to sell 250 shares of Class B non-voting common stock (the “Shares”) of the Company held by Seller, and Purchaser desires to purchase the Shares from Seller, all in accordance with the terms and conditions of this Agreement.

C.                                     Contemporaneously with the execution of this Agreement, the Parties hereto have entered into a Shareholders Agreement by and among Purchaser, Seller and the Company.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Purchase and Sale of Shares.  Subject to the terms and conditions contained herein, Seller hereby sells, conveys and delivers to Purchaser, and Purchaser hereby purchases from Seller, all of Seller’s right, title and interest in and to the Shares.

2.                                       Purchase Price.

(a)                                  The total amount to be paid by Purchaser for the Shares shall be (i) Two Dollars Fifty Cents ($2.50) (the “Cash Amount”), and (ii) in connection with the proposed acquisition by the Company of all of the outstanding capital stock of CardWorks, Inc., (the “CardWorks Acquisition”), pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 25, 2005, by and between CardWorks, L.P., and the Company (the “CardWorks Agreement”), (A) 20% of the Purchase Price (as defined in the CardWorks Agreement, or such other amount as agreed to be paid by the Company and CardWorks, L.P.) (net of the Cash Amount, the “Purchase Price Payment”) and (B) 20% of all transaction costs reasonably incurred by Seller and the Company in connection with the CardWorks Acquisition (which transaction costs shall be an aggregate of the transaction costs incurred by Seller and Purchaser) (the “Transaction Costs Payment”), which amounts shall be payable in accordance with Section 2(b) below.

(b)                                 The Cash Amount shall be paid in cash or by check to Seller upon the execution of this Agreement.  The Purchase Price Payment shall be paid, by wire transfer at the closing of the CardWorks Acquisition, to the Company as a capital contribution only if (i) Seller has contributed 80% of the Purchase Price in connection with the consummation of the CardWorks Acquisition; and (ii) Purchaser shall not be deemed to “control” the Company under the Bank Holding Company Act, the Federal Deposit Insurance Act or the Utah Code.  The Transaction Costs Payment shall be paid in cash or by check or wire transfer to Seller within five business days of the delivery by Seller to Purchaser of an itemized accounting of all transaction costs associated with the CardWorks Acquisition.

3.                                       Transfer of Shares.  Contemporaneously with the execution of this Agreement, Seller shall deliver to the Company the stock certificate of the Company representing the Shares endorsed in blank or with an accompanying stock transfer power, and instruct the Company to issue a certificate in the name of the Purchaser representing the Shares.

4.                                       Representations and Warranties of Seller.  Seller hereby represents and warrants to the Purchaser that as of the date of this Agreement:

(a)                                  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.  The authorized capital stock of the Company consists of 100,000 shares of Class A voting common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding, and 10,000 shares of Class B non-voting common stock, $0.01 par value per share, of which 250 shares are issued and outstanding.

(b)                                 Seller has the requisite power and authority to enter into this Agreement and each other certificate, agreement or instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each other certificate, agreement or instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller.

(c)                                  This Agreement, and each other certificate, agreement or instrument to be executed and delivered by Seller in connection with the transactions contemplated by this Agreement, including the CardWorks Agreement, has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

(d)                                 The execution, delivery and performance by Seller of this Agreement, and each other certificate, agreement or instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, with or without the passing of time or the giving of notice, or both:

(i)                                     violate or conflict with any provision of the Articles of Incorporation, Bylaws or other organizational documents of Seller;

(ii)                                  breach or otherwise constitute or give rise to a default under, result in the loss of any benefit under or permit the acceleration of any obligation under any contract, commitment or other obligation to or by which Seller is a party or is bound;

(iii)                               other than with respect to any determination that Purchaser is deemed to “control” the Company under the Bank Holding Company Act, the Federal Deposit Insurance Act or the Utah Code, violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Seller is subject; or

(iv)                              other than with respect to any determination that Purchaser is deemed to “control” the Company under the Bank Holding Company Act, the Federal Deposit Insurance Act or the Utah Code, require Seller to make or obtain any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any court or governmental or regulatory authority.

(e)                                  Seller has good and valid title to and beneficial ownership of the Shares and the Shares are free and clear of all liens, validly issued, fully paid and non-assessable.  Other than the 1,000 shares of the Company’s Class A voting common stock and the Shares, Seller owns no other shares in the Company or any other equity interests of the Company, or any option, warrant, right, call commitment right of any kind to have any such equity interest issued.

5.                                       Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Seller that as of the date of this Agreement:

(a)                                  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Purchaser has the requisite power and authority to enter into this Agreement and each other certificate, agreement or instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each other certificate, agreement or instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser.

(c)                                  This Agreement, and each other certificate, agreement or instrument to be executed and delivered by Purchaser in connection with the transactions contemplated by this Agreement, has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

(d)                                 The execution, delivery and performance by Purchaser of this Agreement, and each other certificate, agreement or instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, with or without the passing of time or the giving of notice, or both:

(i)                                     violate or conflict with any provision of the Articles of Incorporation, Bylaws or other organizational documents of Purchaser;

(ii)                                  breach or otherwise constitute or give rise to a default under, result in the loss of any benefit under or permit the acceleration of any obligation under any contract, commitment or other obligation to or by which Purchaser is a party or is bound;

(iii)                               other than with respect to any determination that Purchaser is deemed to “control” the Company under the Bank Holding Company Act, the Federal Deposit Insurance Act or the Utah Code, violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Purchaser is subject; or

(iv)                              other than with respect to any determination that Purchaser is deemed to “control” the Company under the Bank Holding Company Act, the Federal Deposit Insurance Act or the Utah Code, require Purchaser to make or obtain any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any court or governmental or regulatory authority.

(e)                                  Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.  Purchaser is acquiring the Shares for its own account for investment purposes and not with a view to the distribution or resale thereof.  Purchaser is a sophisticated investor with knowledge and experience in business and financial matters.  Purchaser has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Shares.

6.                                       Post-Closing Agreements.

(a)                                  The Parties agree to negotiate in good faith and execute and deliver a mutually agreeable Tax Sharing Agreement by and between Purchaser and Seller (the “Tax Sharing Agreement”) as soon as practicable following the date hereof.

(b)                                 Each Party agrees to use its reasonable efforts to take all actions and do all things necessary, proper or advisable under applicable laws, as promptly as practicable so as to enable the consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end, including, without limitation, the preparation and filing of applications with all regulatory authorities having jurisdiction over the CardWorks Acquisition; provided, however, that Purchaser shall have no obligation to make any filing with any regulatory authority with respect to its “control,” if any, of the Company under the Bank Holding Company Act, the Federal Deposit Insurance Act or the Utah Code.

(c)                                  In the event the CardWorks Agreement is terminated prior to the closing of the CardWorks Acquisition then (i) Purchaser’s payment obligations pursuant to Section 2(a)(ii) shall be terminated and (ii) Seller shall purchase from Purchaser and Purchaser shall sell to Seller the Shares for Two Dollars Fifty Cents ($2.50), payable in cash upon the delivery of the Shares.

(d)                                 In the event Purchaser does not make the Purchase Price Payment pursuant to Section 2(b)(ii), Seller shall purchase from Purchaser and Purchaser shall sell to Seller the Shares for Two Dollars Fifty Cents ($2.50), payable in cash upon the delivery of the Shares.

7.                                       Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Parties set forth in this Agreement shall survive the transfer of the Shares contemplated by Section 3 hereof.

8.                                       Miscellaneous.  This Agreement shall not be modified or amended except through a writing signed by both of the Parties.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia and may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Neither Party shall, without the prior written consent of the other Party, transfer or assign this Agreement or any duty or obligation set forth herein, and any attempted transfer or assignment not in accordance herewith shall be null and void and of no force or effect.  This Agreement represents the full and complete understanding of the Parties with respect to the subject matter hereof and shall be binding on the Parties and their respective heirs, successors and assigns.  Upon the reasonable request of the other Party, each Party agrees to take any and all actions necessary or appropriate to give effect to the terms of this Agreement.

Each Party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Agreement.  Each Party hereto hereby agrees to reimburse the other Party for all reasonable costs and expenses incurred by it in any proceeding commenced in connection with enforcing its rights hereunder, provided the Party seeking reimbursement of expenses in such proceeding is successful in establishing its entitlement to such relief under the Agreement.

Except in connection with regulatory applications and approvals required in connection with the CardWorks Agreement or as required by applicable law or the rules of any stock exchange and other similar regulatory bodies, neither Party shall issue any press release or other public statement regarding the transactions contemplated by this Agreement without the prior consent of the other Party, such consent not to be unreasonably withheld or delayed.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year first above written.

“Seller”

COMPUCREDIT CORPORATION

By:
Name:	William R. McCamey
Title:	Treasurer

“Purchaser”

ML IBK POSITIONS, INC.

By:
Name:	Andrew J. Coon
Title:	Vice President